EXHIBIT 10.52
TENNECO INC.
CASH-SETTLED
LONG-TERM PERFORMANCE UNIT AWARD AGREEMENT
(2020-2022 Performance Period)
_______________
Participant

Effective as of [Grant Date] (the “Grant Date”), the Participant has been granted a Cash Incentive Award (the “Award”) under the Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”). The Award is subject to the following terms and conditions (sometimes referred to as this “Award Agreement”) and the terms and conditions of the Plan as the same has been and may be amended from time to time. Terms used in this Award Agreement are defined elsewhere in this Award Agreement; provided, however, that, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.
1.General Terms of the Award. The following terms and conditions apply to the Award:
Performance Period:        January 1, 2020 to December 31, 2022

Target Award (Dollar Value):        $______________________

Performance Targets:            50% based on Cumulative Division Cash
50% based on Cumulative Division EBITDA

Appendix A of this Award Agreement, which is incorporated herein and forms a part of this Award Agreement, sets forth the manner in which “Cumulative Division Cash” and “Cumulative Division EBITDA” are calculated and applied for purposes of this Award Agreement. Cumulative Division Cash and Cumulative Division EBITDA are sometimes referred to herein individually as a “Performance Target” and collectively as the “Performance Targets”.

2.Determination of Amount of Award. The amount of the Target Award that becomes vested pursuant to this Award (the “Vested Award”) shall be based on satisfaction of the Performance Targets and continuing employment as described in this Award Agreement. The maximum amount of the Target Award that shall become vested pursuant to this Award based on the satisfaction of the Performance Targets shall be determined in accordance with the following:

(a)
Cumulative Division Cash Target Award-Non Enterprise Participant. For purposes hereof, the Participant’s “Cumulative Division Cash Target Award” is equal to 50% of his or her total Target Award. The maximum value of the Cumulative Division Cash Target Award (expressed as a percentage, the “Cumulative Division Cash Vesting Percentage”) that may become vested hereunder (subject to the terms and conditions of the Plan and this Award Agreement) is based on Cumulative Division Cash (calculated as described in Appendix A) achieved for the Performance Period against the Cumulative Division Cash Performance Target established by the Committee for the Performance Period, based on the following chart:

Cumulative Division Cash Performance Target	Cumulative Division Cash Vesting Percentage
*	200% (maximum)
*	100% (target)
*	50% (threshold)
*	0%
*As established by the Committee (as adjusted in accordance with the Plan and this Award Agreement), based on the Participant’s division allocation as of the Grant Date.

(b)	Cumulative Division EBITDA Target Award-Non-Enterprise Participant. For purposes hereof, the Participant’s “Cumulative Division EBITDA Target Award” is equal to 50% of his or her total

Target Award. The maximum value of the Cumulative Division EBITDA Target Award (expressed as a percentage, the “Cumulative Division EBITDA Vesting Percentage”) that may become vested hereunder (subject to the terms and conditions of the Plan and this Award Agreement) is based on Cumulative Division EBITDA (calculated as described in Appendix A) achieved for the Performance Period against the Cumulative Division EBITDA Performance Target established by the Committee for the Performance Period, based on the following chart:

Cumulative Division EBITDA Performance Target	Cumulative Division EBITDA Vesting Percentage
*	200% (maximum)
*	100% (target)
*	50% (threshold)
*	0%
*As established by the Committee (as adjusted in accordance with the Plan and this Award Agreement), based on the Participant’s division allocation as of the Grant Date.

(c)	Special Rules for Enterprise Participants. Notwithstanding the foregoing, for purposes hereof:

(i)
In the case of an Enterprise Participant (as defined Paragraph 3(f)), the Enterprise Participant’s “Cumulative Division Cash Target Award” is equal to 50% of his or her total Target Award and the maximum value of the Cumulative Division Cash Target Award (expressed as a percentage, the “Cumulative Division Cash Vesting Percentage”) that may become vested hereunder (subject to the terms and conditions of the Plan and this Award Agreement) is based 25% on the Performance Targets achieved for the Performance Period against the Cumulative Division Cash Performance Target established by the Committee for the Performance Period based on the chart applicable under Paragraph 2(a) and 25% on the following chart:

Cumulative Division Cash Performance Target	Cumulative Division Cash Vesting Percentage
*	200% (maximum)
*	100% (target)
*	50% (threshold)
*	0%
*As established by the Committee (as adjusted in accordance with the Plan and this Award Agreement), based on the division not covered by Paragraph 2(a).

(ii)
an Enterprise Participant’s “Cumulative Division EBITDA Target Award” is equal to 50% of his or her total Target Award and the maximum value of the Cumulative Division EBITDA Target Award (expressed as a percentage, the “Cumulative Division EBITDA Vesting Percentage”) that may become vested hereunder (subject to the terms and conditions of the Plan and this Award Agreement) is based 25% on the Cumulative Division EBITDA achieved for the Performance Period against the Cumulative Division EBITDA Performance Target established by the Committee for the Performance Period based on the chart applicable under Paragraph 2(b) and 25% on the following chart:

Cumulative Division EBITDA Performance Target	Cumulative Division EBITDA Vesting Percentage
*	200% (maximum)
*	100% (target)
*	50% (threshold)
*	0%
*As established by the Committee (as adjusted in accordance with the Plan and this Award Agreement), based on the division not covered by Paragraph 2(b).

(d)
Interpolation. Linear interpolation shall be used to determine the Cumulative Division Cash Vesting Percentage and Cumulative Division EBITDA Vesting Percentage, as applicable, under Paragraphs 2(a), (b) and (c) in the event Cumulative Division Cash or Cumulative Division EBITDA, as applicable, does not fall directly on one of the targets, as applicable, listed in the above charts.

(e)
Determination of Performance and Amount of Vested Award. As soon as practicable after the end of the Performance Period, the Committee shall determine whether and the extent to which the Performance Targets have been satisfied for the Performance Period and the value of the Participant’s Target Award that becomes the Vested Award based on such performance, subject to the terms and conditions of Paragraph 3 and the other terms and conditions of this Award Agreement.

(f)
Adjustment of Performance Targets in Certain Circumstances. Without limiting the generality of the Committee’s authority to adjust any aspect of this Award in accordance with the terms hereof or the provisions of the Plan, in the event that the determination as to whether and the extent to which the Performance Targets are met occurs other than as of the last date of the Performance Period in accordance with Paragraph 3(e), the Performance Targets shall be pro-rated for the portion of the Performance Period elapsed as of the date the determination is to be made as described in Appendix A. In the event of a Business Transaction (defined below), the Performance Targets shall be adjusted to remove the future portion of the applicable Performance Target that is attributable to the business divested in connection with the Business Transaction. For purposes of the Award Agreement, a “Business Transaction” means a corporate transaction, other than a New Tenneco Transaction or a DRiV Transaction (each as defined in Paragraph 3), and any other transaction involving the Company that constitutes a spin-off, sale of assets, sale of a subsidiary, combination, split-up, or other similar material transaction as determined by the Committee.

3.Payment and Settlement of Award.

(a)
Unvested Award. Except as otherwise specifically provided herein, the Participant shall have no right with respect to any payments or other amounts in respect of this Award until the Award is actually paid and settled on the Settlement Date (as defined below) and if the Participant’s Termination Date occurs before the Settlement Date, this Award shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect thereto. In addition, this Award is subject to forfeiture if the Participant fails to accept the Award within the first twelve (12) months following the Grant Date in accordance with procedures established by the Company.

(b)
Payment and Settlement Generally. Except as otherwise provided in this Paragraph 3, payment and settlement of the Vested Award shall be made following the end of the Performance Period as of a date determined by the Committee and no later than two and one-half months after the end of the Performance Period (such date, the “Settlement Date”). Payment and settlement of the Vested Award shall be made in the form of cash. Upon the payment and settlement of the Award, the Award shall be cancelled.

(c)
Termination for Death, Total Disability or Retirement. Notwithstanding the provisions of Paragraphs 3(a) and (b), if the Participant’s Termination Date occurs on or before the applicable Settlement Date (as determined under Paragraph 3(b)):

(i)
as a result of the Participant’s death or Total Disability (as defined below), the value of the Target Award that shall become the Vested Award shall equal the product of (A) 100% of the value of the Target Award subject to this Award, multiplied by (B) the Termination Multiplier (as defined below), which Vested Award shall be paid and settled within sixty

(60) days after the Participant’s Termination Date (and such date shall be the “Settlement Date” for purposes of this Award Agreement); or

(ii)
as a result of Retirement (as defined below) the value of the Target Award that shall become the Vested Award shall equal to the product of (A) the value of the Target Award subject to this Award that would have become a Vested Award pursuant to Paragraph 2 based on performance for the Performance Period had the Participant’s Termination Date not occurred prior to the end of the Performance Period, multiplied by (B) the Termination Multiplier, which Vested Award shall be paid and settled on the Settlement Date (as determined under Paragraph 3(b)).

For purposes of this Paragraph 3(c), if the Participant’s Termination Date occurs after the end of the Performance Period and prior to the Settlement Date (as determined under Paragraph 3(b)) as a result of the Participant’s death, Total Disability or Retirement, the Participant (or, in the event of his or her death, his or her beneficiary) shall be entitled to payment and settlement on the Settlement Date (as determined under Paragraph 3(b)) of that portion of the Target Award that would have become a Vested Award pursuant to Paragraph 2 based on performance for the Performance Period had his or her Termination Date not occurred prior to the applicable Settlement Date.

(d)
Special Vesting Rules for Special Projects. In the event that the Participant is assigned to a special project with a limited scope (as approved by the Committee or in accordance with guidelines established by the Committee) and if the Participant’s Termination Date occurs prior to the Settlement Date (as determined under Paragraph 3(b)) as a result of termination by the Company or a Subsidiary for reasons other than for Cause (as defined below), then the amount of the Target Award that shall become the Vested Award is 100% of the Target Award subject to this Award, which Vested Award shall be paid and settled within sixty (60) days after the Participant’s Termination Date (and such date shall be the “Settlement Date” for purposes of this Award Agreement).

(e)
Change in Control and Other Business Transactions. Except as expressly provided herein, the provisions of this Paragraph 3(e) shall supersede the provisions of Article 6 of the Plan. To the extent applicable, the following provisions shall apply to the Participant based on whether the Participant is a DRiV Participant or a New Tenneco Participant (each as defined below) as of the date of the applicable transaction.

(i)	In the event of a Change in Control other than a New Tenneco Transaction or a DRiV Transaction (each as defined below), the provisions of Article 6 of the Plan shall apply.

(ii)	The following shall apply if a New Tenneco Transaction occurs during the Performance Period:

(A)
In the case of New Tenneco Participants, the Committee shall determine whether and the extent to which the Performance Targets have been satisfied (and the amount of the Vested Award based on performance) under the provisions of Paragraph 2 as if the date of the New Tenneco Transaction was the last day of the Performance Period; provided, however, that in the case of any New Tenneco Participant who is an Enterprise Participant, any portion of the Award that is to be calculated with respect to Performance Targets based on the performance of the DRiV Division shall be calculated as of the last day of the calendar year preceding the year in which the New Tenneco Transaction occurs in accordance with the provisions of Paragraph 2 based on the Performance Targets applicable to the DRiV Division as if the last day of such calendar year was the last day of the Performance Period. The portion of the Target Award that shall become the Vested

Award pursuant to this subclause (A) is the greater of the value of the Vested Award determined in accordance with Paragraph 2 (as modified by this subclause (A) and, in the case of Enterprise Participants, determined separately with respect to the portion determined based on New Tenneco performance and DRiV performance) or 100% of the Target Award subject to this Award and, in the case of Enterprise Participants, determined separately with respect to the portion determined based on New Tenneco performance and DRiV performance. Payment and settlement of the Vested Award shall be made to each New Tenneco Participant within sixty (60) days following the New Tenneco Transaction and, upon payment and settlement, the Award shall be cancelled.

(B)
In the case of DRiV Participants, the Award shall continue in accordance with its terms (including payment and settlement); provided, however, that in the case of any DRiV Participant who is an Enterprise Participant, any portion of the Award that is to be calculated with respect to Performance Targets based on the performance of the New Tenneco Division shall be calculated as of the last day of the calendar year preceding the year in which the New Tenneco Transaction occurs in accordance with the provisions of Paragraph 2 based on the Performance Targets applicable to the New Tenneco Division as if the last day of such calendar year was the last day of the Performance Period and any remaining portion of the Performance Period shall be calculated based solely on the Performance Targets applicable to the DRiV Division.

(iii)	The following shall apply if a DRiV Transaction (other than a DRiV Transaction that is a spin-off) occurs during the Performance Period:

(A)
In the case of DRiV Participants, the Committee shall determine whether and the extent to which the Performance Targets have been satisfied (and the amount of the Vested Award based on performance) under the provisions of Paragraph 2 as if the date of the DRiV Transaction was the last day of the Performance Period provided, however, that in the case of any DRiV Participant who is an Enterprise Participant, any portion of the Award that is to be calculated with respect to Performance Targets based on the performance of the New Tenneco Division shall be calculated as of the last day of the calendar year preceding the year in which the DRiV Transaction occurs in accordance with the provisions of Paragraph 2 based on the Performance Targets applicable to the New Tenneco Division as if the last day of such calendar year was the last day of the Performance Period. The portion of the Target Award that shall become the Vested Award pursuant to this subclause (A) is the greater of the value of the Vested Award determined in accordance with Paragraph 2 (as modified by this subclause (A) and, in the case of Enterprise Participants, determined separately with respect to the portion determined based on DRiV performance and New Tenneco performance) or 100% of the Target Award subject to this Award and, in the case of Enterprise Participants, determined separately with respect to the portion determined based on DRiV performance and New Tenneco performance. Payment and settlement of the Vested Award shall be made to each DRiV Participant within sixty (60) days following the DRiV Transaction and, upon payment and settlement, the Award shall be cancelled.

(B)
In the case of New Tenneco Participants, the Award shall continue in accordance with its terms (including payment and settlement); provided, however, that in the case of any New Tenneco Participant who is an Enterprise Participant, any portion of the Award that is to be calculated with respect to Performance Targets based on the performance of the DRiV Division shall be calculated as of the last day of the calendar year preceding the year in which the DRiV Transaction occurs in accordance with the provisions of Paragraph 2 based on the Performance Targets applicable to the DRiV Division as if the last day of such calendar year was the last day of the Performance Period and any remaining portion of the Performance Period shall be calculated based solely on the Performance Targets applicable to the New Tenneco Division.

(iv)	The following shall apply if a DRiV Transaction that is a spin-off occurs during the Performance Period:

(A)	In the case of New Tenneco Participants and DRiV Participants other than Enterprise Participants, the Award shall continue in accordance with its terms (including payment and settlement).

(B)
In the case of Enterprise Participants, for the portion of the Performance Period ending with the last day of the calendar year preceding the date of the spin-off, any portion of the Award that is to be calculated with respect to Performance Targets based on the DRiV Division (in the case of a New Tenneco Participant) or the New Tenneco Division (in the case of a DRiV Participant) shall be calculated as of the last day of the calendar year preceding the year in which the spin-off occurs in accordance with Paragraph 2 as if the last day of such calendar year was the last day of the Performance Period and any remaining portion of the Performance Period shall be calculated based solely on the Performance Targets applicable to the DRiV Division (in the case of a DRiV Participant) or the New Tenneco Division (in the case of a New Tenneco Participant).

(f)	Certain Definitions. For purposes of this Award Agreement, the following terms shall have the meaning specified:

(i)
“Cause” means, with respect to the Participant, (A) fraud, embezzlement, or theft in connection with his or her employment (B) gross negligence in the performance of his or her duties, (C) his or her conviction, guilty plea, or plea of nolo contendere with respect to a felony, (D) the willful and continued failure to substantially perform his or her duties for the Company or any of its Subsidiaries (except where the failure results from incapacity due to disability), (E) the failure to meet the obligations required by his or her position, as determined in the reasonable discretion of the Committee, or (F) the willful or negligent engagement in conduct which is, or could reasonably be expected to be, materially injurious to any of the Company or any of its Subsidiaries, monetarily or otherwise. For purposes of the foregoing, no act, or failure to act, on the part of the Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her act, or failure to act, was in the best interest of the Company and its Subsidiaries.

(ii)
“DRiV Division” means the Company’s business consisting primarily of the Company’s Global Motorparts business group and Global Ride Performance business group and applicable reporting lines thereunder as determined from time to time by the Company.

(iii)
“DRiV Participant” means a Participant (including an Enterprise Participant) who is employed primarily in the Company’s DRiV Division as of the Grant Date, subject to changes in such division allocation permitted under this Award Agreement.

(iv)
“DRiV Transaction” means (A) a sale of the Company’s DRiV Division; provided, however, that a sale of the DRiV Division shall not constitute a DRiV Transaction unless the sale constitutes a sale of all or substantially all of the DRiV Division or (B) a spin-off of the Company’s DRiV Division. A DRiV Transaction shall not constitute a Change in

Control for purposes of this Award Agreement even if it otherwise constitutes a Change in Control for purposes of the Plan.

(v)	“Enterprise Participant” means a DRiV Participant or a New Tenneco Participant who is designated by the Committee as an Enterprise Participant as of the Grant Date.

(vi)
“New Tenneco Division” means the Company’s business consisting primarily of the Company’s Global Clean Air business group and Global Powertrain business group and applicable reporting lines thereunder as determined from time to time by the Company.

(vii)
“New Tenneco Participant” means a Participant (including an Enterprise Participant) who is employed primarily in the Company’s New Tenneco Division as of the Grant Date, subject to changes in such division allocation permitted under this Award Agreement.

(viii)
“New Tenneco Transaction” means a sale of the Company’s New Tenneco Division; provided, however, that a sale of the New Tenneco Division shall not constitute a New Tenneco Transaction unless the sale constitutes a sale of all or substantially all of the New Tenneco Division. A New Tenneco Transaction shall not constitute a Change in Control for purposes of this Award Agreement even if it otherwise constitutes a Change in Control for purposes of the of the Plan.

(ix)
“Retirement” means the Participant’s termination of employment with the Company and its Subsidiaries after the date on which the Participant attains (A) age 65 or (B) age 55 and has completed at least 10 years of service with the Company and its Subsidiaries and is not for any other reason, including voluntary resignation, termination by the Company or a Subsidiary for cause, which shall include the failure of the Participant to meet the obligations required by his or her position (as determined in the reasonable discretion of the company), or termination by the Participant for good reason or constructive discharge.

(x)
“Termination Multiplier” means a fraction, the numerator of which is the number of full months of the Participant’s employment during the Performance Period prior to his or her Termination Date and the denominator of which is thirty six (36).

(xi)
“Total Disability” means an event that results in the Participant being (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or its Subsidiaries.

(g)
Effect of Contrary Terms in Employment Agreement. In the event that the Company (or any of its Subsidiaries) is a party to a written employment agreement with the Participant, and if the employment agreement is inconsistent with the provisions of this Paragraph 3, the terms of the employment agreement will take precedence over the foregoing provisions, as applicable.

(h)
Section 409A. It is the intent that none of the payments provided pursuant to this Paragraph 3 or otherwise under this Award Agreement be subject to Section 409A of the Code. In the event that any of the payments are subject to Section 409A of the Code and the payment is to be made other than on the Settlement Date (as determined under Paragraph 3(b)), such payment shall be made at a time other than the Settlement Date determined under Paragraph 3(b) only if permitted under

Section 409A of the Code and otherwise shall be made as of the Settlement Date determined under Paragraph 3(b).

4.Payment in Certain Cases. If the Participant is entitled to receive payment for this Award pursuant to Article 6 of the Plan (relating to Change in Control), that payment shall be equal to the amount the Participant would have received hereunder as if (a) his or her service had continued through the end of the Performance Period and (b) he or she had earned the “target” level of the Target Award.

5.Withholding.  All Awards and distributions under the Plan, including this Award and any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any cash or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations. Such withholding obligations may be satisfied, at the Participant’s election, (a) through cash payment by the Participant, or (b) through the surrender of cash to which the Participant is otherwise entitled under the Plan (including this Award); provided, however, that any withholding obligations with respect to any Participant shall be satisfied by the method set forth in subparagraph (b) of this Paragraph 5 (through the withholding of cash otherwise payable pursuant to this Award) unless the Participant otherwise elects in accordance with this Paragraph 5.

6.Transferability.  This Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

7.Heirs and Successors.  If any benefits deliverable to the Participant under this Award Agreement have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Participant’s Designated Beneficiary, in accordance with the provisions of this Award Agreement. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Company in such form and at such time as the Company shall require and in accordance with such rules and procedures established by the Company. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant.

8.Administration.  The authority to administer and interpret this Award and this Award Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Award and this Award Agreement as it has with respect to the Plan.  Any interpretation of this Award or this Award Agreement by the Committee and any decision made by it with respect to the Award or the Award Agreement is final and binding on all persons. Notwithstanding the foregoing, an “Administrative Committee” consisting of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the Chief Human Resources Officer of the Company shall have all of the rights, powers, duties, authorities, and obligations of, the Committee under this Award Agreement with respect to allocating the Participant (or modifying the Participant’s allocation) to the DRiV Division or the New Tenneco Division based on the services provided by the Participant or as determined appropriate in the case of a transaction described in Paragraph 3(e); provided, however, that the Administrative Committee may not take any action with respect to any Participant who is determined by the Company to be an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; and provided further that no change in division allocation shall apply with respect to any Enterprise Participant. The action of any individual Administrative Committee member consistent with the authority delegated to the Administrative Committee shall be considered to be action of the Committee.

9.Addendum to Award Agreement. Notwithstanding any provision of this Award Agreement, if the Participant resides and/or works outside the United States of America (the “United States”, “U.S.” or “U.S.A.”), this Award shall be subject to the special terms and conditions set forth in the Addendum hereto for the Participant’s country. Further, if the Participant transfers residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). The Addendum shall constitute part of this Award Agreement.

10.Notices.  Any notice required or permitted under this Award Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Committee or the Company at the Company’s principal offices, to the Participant at the Participant’s address as last known by the Company or, in any case, such other address as one party may designate in writing to the other.

11.Governing Law.  The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

12.Amendments.  The Board may, at any time, amend or terminate the Plan, and the Committee may amend this Award Agreement, provided that, except as provided in the Plan, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under this Award Agreement prior to the date such amendment or termination is adopted by the Board or the Committee, as the case may be. Without limiting the generality of the foregoing or of Paragraph 15, the Committee may amend or terminate this Award at any time prior to the Settlement Date in its sole discretion to exercise downward discretion in the amount payable under this Award if the Committee determines that the payout yielded or that would be yielded by this Award for the Performance Period does not accurately reflect the applicable performance for the Performance Period.

13.Award Not Contract of Employment.  The Award does not constitute a contract of employment or continued service, and the grant of the Award shall not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan or this Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and this Award Agreement.

14.Severability.  If a provision of this Award Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms.  Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

15.Plan Governs/Other Terms.  The Award evidenced by this Award Agreement is granted pursuant to the Plan, and this Award and this Award Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award Agreement by reference or are expressly cited. Notwithstanding any other provision of the Plan or this Award Agreement, (a) all Awards are subject to the Company’s recoupment or clawback policies as applicable and as in effect from time to time, (b) if the Committee determines, in its sole discretion, that the Participant at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company or any of its Subsidiaries, any unpaid portion of the Award shall be forfeited and the Participant shall have no rights with respect thereto, (c) the Committee may, in its sole and absolute discretion, adjust any Performance Target or the calculation thereof, and (d nothing in this Agreement supersedes or limits the Committee’s authority under the Plan.

16.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

17.Special Section 409A Rules.  It is intended that any amounts payable under this Award Agreement shall either be exempt from or comply with section 409A of the Code. The provisions of this Award shall be construed and interpreted in accordance with section 409A of the Code. Notwithstanding any other provision of this Award Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)
and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s termination of employment or separation from service; and

(b)
the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

TENNECO INC.

______________________________
Senior Vice President and Chief Human Resources Officer
ACCEPTED:

______________________________________________
Type or Print Legal Name             (Date)

_______________________________________________
Signature

________________________________________________
Social Security Number or National ID

________________________________________________
Street Address

________________________________________________
City/State/Zip/Country

APPENDIX A1
DRiV DIVISION

DEFINITIONS AND CALCULATION METHODOLOGIES

Cumulative Division Cash

“Cumulative Division Cash” means the Division Cash for the entire Performance Period or portion of Performance Period, as applicable for the calculation for which Cumulative Division Cash is to be determined.

“Division Cash” means, with respect to the DRiV Division for any calendar year, the reported EBITDA for the calendar year for the Division, (i) plus (gain)/loss on asset sales, (ii) plus the expense of stock-based compensation, (iii) minus the increase/(decrease) in operating working capital, (iv) plus other operating cash flows, (v) minus cash paid for property, plant and equipment, (vi) minus cash paid for software-related intangibles, (vii) plus proceeds from asset sales, (viii) minus payments for net assets purchased, (ix) plus changes in other long-term operating assets and liabilities, (x) plus adjustments to exclude the impact of acquisitions and divestitures, (xi) plus adjustments to exclude the impact of litigation or claim judgments and settlements, and (xii) other significant adjustments approved by the Committee. This definition is in line with management’s internal reporting of what is termed “divisional cash flow”.

“EBITDA” means earnings before interest expense, income taxes and non-controlling interests, and depreciation and amortization expenses, as determined in accordance with normal business practices.

In the event that Cumulative Division Cash is to be determined based on a period other than a full calendar year pursuant to Paragraph 3(e) of the Award Agreement, Cumulative Division Cash shall be calculated on a pro rata basis to reflect the portion of the Performance Period elapsed through the date of the applicable determination.
Cumulative Division EBITDA
“Cumulative Division EBITDA” means the Division EBITDA for the entire Performance Period or portion of the Performance Period, as applicable, for the calculation for which Cumulative Division EBITDA is to be determined.
“Division EBITDA” means, with respect to the DRiV Division for any calendar year, the reported EBITDA for the DRiV Division for such calendar year, adjusted, if material, for (i) gains or losses on sales of assets, (ii) restructuring charges, (iii) asset impairments, (iv) asset write-downs, (v) litigation or claim judgments or settlements, (vi) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (vii) accruals for reorganization and restructuring programs, (viii) gains and losses that are treated as unusual in nature or that occur infrequently as defined under Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations for the DRiV Division appearing in the Company’s annual report to stockholders for the applicable year, (ix) acquisitions or divestitures, and (x) other significant adjustments approved by the Committee.
In the event that Cumulative Division EBITDA is to be determined based on a period other than a full calendar year pursuant to Paragraph 3(e) of the Award Agreement, Cumulative Division EBITDA shall be calculated on a pro rata basis to reflect the portion of the Performance Period elapsed through the date of the applicable determination.

1 This will be attached to awards for employees in the DRiV Division.

APPENDIX A2
NEW TENNECO DIVISION

DEFINITIONS AND CALCULATION METHODOLOGIES

Cumulative Division Cash

“Cumulative Division Cash” means the Division Cash for the entire Performance Period or portion of Performance Period, as applicable for the period for which Cumulative Division Cash is to be determined.

“Division Cash” means, with respect to the New Tenneco Division for any calendar year, the reported EBITDA for the calendar year for the Division, (i) plus (gain)/loss on asset sales, (ii) plus the expense of stock-based compensation, (iii) minus the increase/(decrease) in operating working capital, (iv) plus other operating cash flows, (v) minus cash paid for property, plant and equipment, (vi) minus cash paid for software-related intangibles, (vii) plus proceeds from asset sales, (viii) minus payments for net assets purchased, (ix) plus changes in other long-term operating assets and liabilities, (x) plus adjustments to exclude the impact of acquisitions and divestitures, (xi) plus adjustments to exclude the impact of litigation or claim judgments and settlements, and (xii) other significant adjustments approved by the Committee. This definition is in line with management’s internal reporting of what is termed “divisional cash flow”.

“EBITDA” means earnings before interest expense, income taxes and non-controlling interests, and depreciation and amortization expenses, as determined in accordance with normal business practices.

In the event that Cumulative Division Cash is to be determined based on a period other than a full calendar year pursuant to Paragraph 3(e) of the Award Agreement, Cumulative Division Cash shall be calculated on a pro rata basis to reflect the portion of the Performance Period elapsed through the date of the applicable determination.
Cumulative Division EBITDA
“Cumulative Division EBITDA” means the Division EBITDA for the entire Performance Period or portion of the Performance Period, as applicable, for the calculation for which Cumulative Division EBITDA is to be determined.
“Division EBITDA” means, with respect to the New Tenneco Division for any calendar year, the reported EBITDA for the New Tenneco Division for such calendar year, adjusted, if material, for (i) gains or losses on sales of assets, (ii) restructuring charges, (iii) asset impairments, (iv) asset write-downs, (v) litigation or claim judgments or settlements, (vi) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (vii) accruals for reorganization and restructuring programs, (viii) gains and losses that are treated as unusual in nature or that occur infrequently as defined under Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations for the New Tenneco Division appearing in the Company’s annual report to stockholders for the applicable year, (ix) acquisitions or divestitures, and (x) other significant adjustments approved by the Committee.
In the event that Cumulative Division EBITDA is to be determined based on a period other than a full calendar year pursuant to Paragraph 3(e) of the Award Agreement, Cumulative Division EBITDA shall be calculated on a pro rata basis to reflect the portion of the Performance Period elapsed through the date of the applicable determination.

2 This will be attached to awards for employees in the New Tenneco Division.

APPENDIX A3
ENTERPRISE PARTICIPANTS

DEFINITIONS AND CALCULATION METHODOLOGIES

Cumulative Division Cash

“Cumulative Division Cash” means the Division Cash for the entire Performance Period or portion of Performance Period, as applicable for the calculation for which Cumulative Division Cash is to be determined.

“Division Cash” means, with respect to the DRiV Division or the New Tenneco Division, as applicable, for any calendar year, the reported EBITDA for the calendar year for the Division, (i) plus (gain)/loss on asset sales, (ii) plus the expense of stock-based compensation, (iii) minus the increase/(decrease) in operating working capital, (iv) plus other operating cash flows, (v) minus cash paid for property, plant and equipment, (vi) minus cash paid for software-related intangibles, (vii) plus proceeds from asset sales, (viii) minus payments for net assets purchased, (ix) plus changes in other long-term operating assets and liabilities, (x) plus adjustments to exclude the impact of acquisitions and divestitures, (xi) plus adjustments to exclude the impact of litigation or claim judgments and settlements, and (xii) other significant adjustments approved by the Committee. This definition is in line with management’s internal reporting of what is termed “divisional cash flow”.

“EBITDA” means earnings before interest expense, income taxes and non-controlling interests, and depreciation and amortization expenses, as determined in accordance with normal business practices.

In the event that Cumulative Division Cash is to be determined based on a period other than a full calendar year pursuant to Paragraph 3(e) of the Award Agreement, Cumulative Division Cash shall be calculated on a pro rata basis to reflect the portion of the Performance Period elapsed through the date of the applicable determination.
Cumulative Division EBITDA
“Cumulative Division EBITDA” means the Division EBITDA for the entire Performance Period or portion of the Performance Period, as applicable, for the calculation for which Cumulative Division EBITDA is to be determined.
“Division EBITDA” means, with respect to the DRiV Division or the New Tenneco Division, as applicable, for any calendar year, the reported EBITDA for the DRiV Division for such calendar year, adjusted, if material, for (i) gains or losses on sales of assets, (ii) restructuring charges, (iii) asset impairments, (iv) asset write-downs, (v) litigation or claim judgments or settlements, (vi) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (vii) accruals for reorganization and restructuring programs, (viii) gains and losses that are treated as unusual in nature or that occur infrequently as defined under Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations for the DRiV Division or the New Tenneco Division, as applicable, appearing in the Company’s annual report to stockholders for the applicable year, (ix) acquisitions or divestitures, and (x) other significant adjustments approved by the Committee.
In the event that Cumulative Division EBITDA is to be determined based on a period other than a full calendar year pursuant to Paragraph 3(e) of the Award Agreement, Cumulative Division EBITDA shall be calculated on a pro rata basis to reflect the portion of the Performance Period elapsed through the date of the applicable determination.

3 This will be attached to awards for employees who are designated as Enterprise Participants.